UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California		92020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 4, 2013, Pure Bioscience, Inc. (the “Company”) received a Staff Delisting Determination from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that the Staff had determined to delist the Company’s common stock from The NASDAQ Capital Market based upon the Company’s non-compliance with NASDAQ Listing Rule 5550(b)(1), which requires issuers to maintain stockholders’ equity of at least $2.5 million, unless the Company requests a hearing before the Listing Qualifications Panel (the ”Panel”) by March 11, 2013.

The Company intends to timely request a hearing before the Panel, which request will stay the Staff’s determination pending the issuance of a decision following the hearing.  While the Company is taking steps to remedy the deficiency, there can be no assurance that the Panel will grant the Company’s request for continued listing.

As previously reported, on October 1, 2012, the Company received a deficiency letter from NASDAQ regarding its noncompliance with NASDAQ’s audit committee requirements as a result of the death of its former director and Audit Committee member Gregory Barnhill. Consistent with the applicable NASDAQ Listing Rules, NASDAQ granted the Company a cure period to regain compliance with the audit committee composition requirements: (i) until the earlier of the Company’s next annual meeting of stockholders or September 14, 2013, or (ii) if the Company’s next annual meeting of stockholders is held before March 13, 2013, until March 13, 2013. The Company intends to appoint an independent director who satisfies NASDAQ’s requirements for membership on its Audit Committee as promptly as practicable to remedy the deficiency.

In addition, on December 20, 2012, the Company received notice from NASDAQ indicating that the Company no longer satisfied NASDAQ Listing Rule 5550(a)(2) because the bid price of the Company’s common stock had not met or exceeded $1.00 over the prior 30 consecutive business days. In accordance with the NASDAQ Listing Rules, the Company was provided 180 calendar days, or until June 18, 2013, to regain compliance with that requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during the 180-day period.

The Company intends to actively monitor the bid price of its common stock and will consider available options to resolve the deficiency and regain compliance with the minimum bid price requirement within the applicable compliance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: March 8, 2013	By: /s/ Michael L. Krall
Michael L. Krall
President, Chief Executive Officer
(Principal Executive Officer)